AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2005
                                                     REGISTRATION NO. 333-125849
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ___________________________


                                 AMENDMENT NO. 1
                                       TO

                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ___________________________


                              TECK COMINCO LIMITED
             (Exact Name of Registrant as Specified in its Charter)

                   CANADA                                        1021                                  NOT APPLICABLE
     (Province or other jurisdiction of              (Primary Standard Industrial           (I.R.S. Employer Identification No.,
       incorporation or organization)                Classification Code Number)                       if applicable)

                          SUITE 600, 200 BURRARD STREET
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3L9
                                 (604) 687-1117
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8940
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                          service in the United States)

                                   Copies to:

               GEOFREY MYERS                               EDWIN S. MAYNARD                        CHRISTOPHER J. CUMMINGS
             LANG MICHENER LLP                          PAUL, WEISS, RIFKIND,                      SHEARMAN & STERLING LLP
          BCE PLACE, P.O. BOX 747                       WHARTON & GARRISON LLP                       COMMERCE COURT WEST
         SUITE 2500, 181 BAY STREET                  1285 AVENUE OF THE AMERICAS                 199 BAY STREET, SUITE 4405
          TORONTO, ONTARIO, CANADA                        NEW YORK, NEW YORK                            P.O. BOX 247
                  M5J 2T7                                     10019-6064                          TORONTO, ONTARIO, CANADA
               (416) 360-8600                               (212) 373-3000                                 M5L 1E8
                                                                                                       (416) 360-8484

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.

                      PROVINCE OF BRITISH COLUMBIA, CANADA
                (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):

A.  [_]   upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the
          United States and Canada).
B.  [X]   at some future date (check appropriate box below)
          1.  [_]   pursuant to Rule 467(b) on (      ) at (     ) (designate a
                    time not sooner than 7 calendar days after filing).
          2.  [_]   pursuant to Rule 467(b) on (      ) at (     ) (designate a
                    time 7 calendar days or sooner after filing) because the
                    securities regulatory authority in the review jurisdiction
                    has issued a receipt or notification of clearance on (    ).
          3.  [X]   pursuant to Rule 467(b) as soon as practicable after
                    notification of the Commission by the Registrant or the
                    Canadian securities regulatory authority of the review
                    jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
          4.  [_]   after the filing of the next amendment to this Form (if
                    preliminary material is being filed).

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

================================================================================

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                                     PART I

                      INFORMATION REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS


BASE SHELF PROSPECTUS

THIS SHORT FORM PROSPECTUS IS REFERRED TO AS A SHORT FORM BASE SHELF PROSPECTUS AND HAS BEEN FILED UNDER LEGISLATION IN THE PROVINCE OF BRITISH COLUMBIA THAT PERMITS CERTAIN INFORMATION ABOUT THESE SECURITIES TO BE DETERMINED AFTER THIS PROSPECTUS HAS BECOME FINAL AND THAT PERMITS THE OMISSION FROM THIS PROSPECTUS OF THAT INFORMATION. THE LEGISLATION REQUIRES THE DELIVERY TO PURCHASERS OF A PROSPECTUS SUPPLEMENT CONTAINING THE OMITTED INFORMATION WITHIN A SPECIFIED PERIOD OF TIME AFTER AGREEING TO PURCHASE ANY OF THESE SECURITIES.

THIS SHORT FORM PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND THEREIN ONLY BY PERSONS PERMITTED TO SELL SUCH SECURITIES. NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE. INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS SHORT FORM PROSPECTUS FROM DOCUMENTS FILED WITH SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. COPIES OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE MAY BE OBTAINED ON REQUEST WITHOUT CHARGE FROM KAREN L. DUNFEE, CORPORATE SECRETARY OF TECK COMINCO LIMITED AT SUITE 600, 200 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA V6C 3L9 (TELEPHONE: (604) 687-1117).

                              SHORT FORM PROSPECTUS

NEW ISSUE                                                          June 23, 2005

                              TECK COMINCO LIMITED
                                US$1,000,000,000
                                 DEBT SECURITIES
                        CLASS B SUBORDINATE VOTING SHARES

         Teck Cominco Limited ("Teck Cominco" or the "company") may from time to time offer for sale debt securities or Class B subordinate voting shares (collectively, the "securities") up to an aggregate initial offering price of US$1,000,000,000 (or the equivalent in other currencies), during the 25 month period that this prospectus, including any amendments hereto, remains valid. The securities may be offered separately or together, in one or more series, in amounts, at prices and on other terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

         We will provide the specific terms of the securities in respect of which this prospectus is being delivered (the "offered securities") and all information omitted from this prospectus in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         WE ARE PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES AND CANADA, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS, WHICH ARE DIFFERENT FROM UNITED STATES DISCLOSURE REQUIREMENTS. WE PREPARE OUR FINANCIAL STATEMENTS, WHICH ARE INCORPORATED BY REFERENCE HEREIN, IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THEY ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS. AS A RESULT, THEY MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

         OWNING THE SECURITIES MAY SUBJECT YOU TO TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU

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                                       2


SHOULD READ THE TAX DISCUSSION IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR OWN PARTICULAR CIRCUMSTANCES.

         YOUR ABILITY TO ENFORCE CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BECAUSE WE ARE INCORPORATED IN CANADA, MOST OF OUR OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE NOT RESIDENTS OF THE UNITED STATES, AND MANY OF OUR ASSETS AND ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH PERSONS ARE LOCATED OUTSIDE OF THE UNITED STATES.

         The company may sell the securities to or through underwriters or dealers, and also may sell the securities to one or more other purchasers directly or through agents. See "PLAN OF DISTRIBUTION". A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of any offered securities and will set forth the terms of the offering of the offered securities, including, to the extent applicable, the initial public offering price, the proceeds to the company, the principal amounts, if any, to be purchased by underwriters, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers.



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                                       3


                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS..........................................................3

WHERE YOU CAN FIND MORE INFORMATION............................................4

FORWARD-LOOKING STATEMENTS.....................................................6

RISK FACTORS...................................................................8

THE COMPANY...................................................................11

USE OF PROCEEDS...............................................................12

INTEREST COVERAGE.............................................................12

DESCRIPTION OF SHARE CAPITAL..................................................13

DESCRIPTION OF DEBT SECURITIES................................................13

CERTAIN INCOME TAX CONSEQUENCES...............................................29

PLAN OF DISTRIBUTION..........................................................29

LEGAL MATTERS.................................................................30

EXPERTS.......................................................................31

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT.........................31


         Except as set forth under "DESCRIPTION OF DEBT SECURITIES", and unless the context otherwise requires, all references in this prospectus to the "COMPANY", "WE", "US" and "OUR" refer to Teck Cominco Limited and its subsidiaries and joint ventures.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form F-10 relating to the securities that we have filed with the United States Securities and Exchange Commission (the "SEC"). Under the registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of US$1,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION". This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities.

         The securities will not be qualified for sale under the securities laws of Canada or any province or territory of Canada, unless the applicable prospectus supplement indicates otherwise with respect to the offered securities, and may not be offered or sold, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada. Each underwriter and each dealer participating in the

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                                       4


distribution of offered securities will agree that, unless the applicable prospectus supplement indicates otherwise, it will not, directly or indirectly, offer, sell or deliver any such offered securities purchased by it in connection with such distribution, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file with the British Columbia Securities Commission (the "BCSC"), a commission of authority in the Province of British Columbia, Canada similar to the SEC, and with the various securities commissions or similar authorities in each of the provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, we also file certain reports with and furnish other information to the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or contact them at WWW.SEC.GOV for further information on the public reference room and copying charges.

         Under the multijurisdictional disclosure system adopted by the United States and Canada, the SEC and the BCSC allow us to "incorporate by reference" certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. The following documents, filed by us with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference in and form an integral part of this prospectus:

         (a) Annual Information Form of the company dated March 22, 2005 for the year ended December 31, 2004;

         (b) Audited consolidated financial statements, and the related notes thereto, of the company as at and for the years ended December 31, 2004 and 2003 and the Auditors' Report thereon;

         (c) Management's Discussion and Analysis of Financial Position and Operating Results of the company for the year ended December 31, 2004;

         (d) Management Proxy Circular dated March 4, 2005 for the company's annual meeting of shareholders held on April 27, 2005 (other than the sections entitled "Statement of Corporate Governance Practices", "Statement of Executive Compensation" and "Share Performance Graph");

         (e) Unaudited interim consolidated financial statements of the company for the three months ended March 31, 2005 and 2004;

         (f) Management's Discussion and Analysis of Financial Position and Operating Results of the company for the three months ended March 31, 2005 and March 31, 2004; and

         (g) Supplementary Information Required under U.S. GAAP as at December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004.

         Any document of the type referred to in the preceding paragraph and in material change reports (excluding confidential material change reports) and any exhibits to unaudited interim consolidated financial statements which contain up-dated interest coverage ratios filed by the company with a securities commission or similar authority in Canada after the date of this prospectus and prior to the termination of the offering will be deemed to be incorporated by reference into this prospectus. These documents are available through the Internet on the System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at WWW.SEDAR.COM. In addition,

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                                       5


any report on Form 6-K or Form 40-F that we file with the SEC after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such report.

         Copies of the documents incorporated herein by reference may be obtained on request without charge from Karen L. Dunfee, Corporate Secretary of Teck Cominco Limited, Suite 600, 200 Burrard Street, Vancouver, British Columbia V6C 3L9; telephone: (604) 687 1117.

         ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES THAT STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT WILL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE.

         Upon a new annual information form and the related annual consolidated financial statements being filed by us with, and, where required, accepted by, the appropriate securities regulatory authorities during the currency of this prospectus, the previous annual information form, annual consolidated financial statements and all interim consolidated financial statements, material change reports, information circulars and all prospectus supplements filed by us prior to the commencement of our fiscal year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

         A prospectus supplement containing the specific terms in respect of any offering and sale of securities, updated disclosure of interest coverage ratios, if applicable, and other information in relation to such securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement, but only for purposes of the offering of such securities by such prospectus supplement.

         In this prospectus and any prospectus supplement, all references to "dollars" or "$" are to Canadian dollars and all references to U.S. dollars and US$ are to United States dollars. Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included in any prospectus supplement is determined using Canadian generally accepted accounting principles which are in effect from time to time. For a discussion of the principal differences between our financial results as calculated under Canadian generally accepted accounting principles and under U.S. generally accepted accounting principles, you should refer to Note 20 of our audited consolidated financial statements for the years ended December 31, 2004 and 2003, and to the Supplementary Information Required under U.S. GAAP as at December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 which are incorporated by reference in this prospectus.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE PROSPECTUS OR PROSPECTUS SUPPLEMENT.



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                                       6


                           FORWARD-LOOKING STATEMENTS

         This prospectus, and the material incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to, statements concerning:

         o price volatility for zinc, copper, coal, gold and other primary metals and minerals;

         o the long-term demand for and supply of zinc, copper, coal, gold and other primary metals and minerals;

         o our premiums realized over London Metal Exchange cash and other benchmark prices and the sensitivity of our financial results to changes in metals and minerals prices;

         o   our strategies and objectives;

         o   our interest and other expenses;

         o political unrest or instability in countries such as Peru and its impact on our foreign assets, including our interest in the Antamina copper, zinc mine;

         o the timing of decisions regarding, the costs of construction and production with respect to, and the issuance of the necessary permits and other authorizations required for, certain of our development and expansion projects, including, among others, the Pogo Project;

         o our estimates of the quantity and quality of our mineral reserves and resources;

         o our planned capital expenditures and our estimates of reclamation and other costs related to environmental protection;

         o our future capital and mine production costs and production levels, including the costs and potential impact of complying with existing and proposed environmental laws and regulations in the operation and closure of various operations;

         o   our ability to secure adequate transportation for our products;

         o our ability to procure mining equipment and operating supplies in sufficient quantities and on a timely basis;

         o the impact of changes in Canadian-U.S. dollar and other foreign exchange rates on our costs and results;

         o   our cost reduction and other financial and operating objectives;

         o our exploration initiatives as well as environmental, health and safety initiatives;

         o   the negotiation of collective agreements with unionized employees;

         o   the outcome of legal proceedings in which we are involved;

         o   general business and economic conditions;

         o   the outcome of our coal price negotiations with customers; and

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                                       7


         o   our dividend policy.

         Inherent in forward-looking statements are risks and uncertainties beyond our ability to predict or control. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus. Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about:

         o   general business and economic conditions;

         o   interest rates and foreign exchange rates;

         o the supply and demand for, deliveries of, and the level and volatility of prices of zinc, copper, coal and gold and our other primary metals and minerals;

         o the timing of the receipt of regulatory and governmental approvals for our development projects and other operations;

         o the availability of financing for our development projects on reasonable terms;

         o our costs of production and our production and productivity levels, as well as those of our competitors;

         o   power prices;

         o engineering and construction timetables and capital costs for our development and expansion projects;

         o   costs of closure of various operations;

         o   market competition;

         o risks involved in mining, processing, exploration and research and development activities;

         o the accuracy of our reserve estimates (including, with respect to size, grade and recoverability) and the geological, operational and price assumptions on which these are based;

         o premiums realized over London Metal Exchange cash and other benchmark prices;

         o   tax benefits;

         o   the outcome of our coal price negotiations with customers;

         o   the resolution of environmental and other proceedings; and

         o our ongoing relations with our employees and with our business partners and joint venturers.

         We caution that the foregoing list of important factors is not exhaustive. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward looking statements. You should also carefully consider the matters discussed under "RISK FACTORS" in this prospectus. We undertake no obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of factors, whether as a result of new information or future events or otherwise.

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                                       8


                                  RISK FACTORS

         BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AS WELL AS THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY CONSIDER IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF SUCH RISKS ACTUALLY OCCUR, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, CASH FLOWS AND OPERATING RESULTS COULD BE MATERIALLY HARMED.

RISKS INHERENT IN THE MINING AND METALS BUSINESS

         The business of exploring for minerals is inherently risky. Few properties that are explored are ultimately developed into producing mines.

         Mineral properties are often non-productive for reasons that cannot be anticipated in advance. Even after the commencement of mining operations, such operations may be subject to risks and hazards, including environmental hazards, industrial accidents, unusual or unexpected geological formations, unanticipated metallurgical difficulties, ground control problems and flooding. The Trail metallurgical operations, concentrate mills and coal preparation plants are also subject to risks of process upsets and equipment malfunctions. Equipment and supplies may from time to time be unavailable on a timely basis. The occurrence of any of the foregoing could result in damage to or destruction of mineral properties or production facilities, personal injuries, environmental damage, delays or interruption of production, increases in production costs, monetary losses, legal liability and adverse governmental action.

         Our property, business interruption and liability insurance may not provide sufficient coverage for losses related to these or other hazards. Insurance against certain risks, including certain liabilities for environmental pollution, may not be available to us or to other companies within the industry. In addition, our insurance coverage may not continue to be available at economically feasible premiums, or at all. Any such event could have a material adverse affect on our business.

         Approximately 4,400 of our approximately 6,900 employees are employed under collective bargaining agreements. The collective bargaining agreements at our Trail Metallurgical Operations and at the Line Creek Mine have expired, and two other collective agreements are scheduled to expire within the next 12 months. While operations at Trail and Line Creek are continuing as the parties are currently in the process of negotiating the renewal of these agreements, we cannot assure you of the outcome of those negotiations. We could be subject to labour unrest or other labour disturbances as a result of the failure of these negotiations, or at our other operations, which could, while ongoing, have a material adverse effect on our business.

COMMODITY PRICE FLUCTUATIONS AND HEDGING

         The results of our operations are significantly affected by the market price of base metals, specialty metals, metallurgical coal and gold which are cyclical and subject to substantial price fluctuations. Our earnings are particularly sensitive to changes in the market price of zinc and metallurgical coal. Market prices can be affected by numerous factors beyond our control, including levels of supply and demand for a broad range of industrial products, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and of certain other currencies, interest rates, global or regional political or economic crises and sales of gold and base metals by holders in response to such factors. If prices should decline below our cash costs of production and remain at such levels for any sustained period, we could determine that it is not economically feasible to continue commercial production at any or all of our mines.

         The objectives of our hedging programs are to reduce the risk of a commodity's market price while optimizing upside participation, to maintain adequate cash flows and profitability to contribute to the long-term viability of our business. There are, however, risks associated with hedging programs including, (among other things), an increase in the world price of the commodity, an increase in gold lease rates (in the case of gold hedging), an increase in interest rates, rising operating costs, counter-party risks and production interruption events.

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                                       9


Prices of diesel and electricity also fluctuate and these fluctuations affect the costs of production at various operations.

         We do not hedge our exposure to changes in the price of metallurgical coal.

COMPETITION FOR MINING PROPERTIES

         Because the life of a mine is limited by its ore reserves, we are continually seeking to replace and expand our reserves through the exploration of our existing properties as well as through acquisitions of interests in new properties or of interests in companies which own such properties. We encounter strong competition from other mining companies in connection with the acquisition of properties. This competition may increase the cost of acquiring suitable properties, should such properties become available to us.

FUTURE MARKET ACCESS

         Access to our markets is subject to ongoing interruptions and trade barriers due to policies and tariffs of individual countries, and the actions of certain interest groups to restrict the import of certain commodities. Although there are currently no significant trade barriers existing or impending of which we are aware that do, or could, materially affect our access to certain markets, there can be no assurance that our access to these markets will not be restricted in the future.

MINERAL RESERVES AND RECOVERY ESTIMATES

         Disclosed reserve estimates should not be interpreted as assurances of mine life or of the profitability of current or future operations. We estimate our mineral reserves in accordance with the requirements of the applicable Canadian securities regulatory authorities and established mining standards.

         The SEC does not permit mining companies in their filings with the SEC to disclose estimates other than mineral reserves. However, because we prepare this prospectus in accordance with Canadian disclosure requirements, this prospectus incorporates estimates of mineral resources. Mineral resources are concentrations or occurrences of minerals that are judged to have reasonable prospects for economic extraction, but for which the economics of extraction cannot be assessed, whether because of insufficiency of geological information or lack of feasibility analysis, or for which economic extraction cannot be justified at the time of reporting. Consequently, mineral resources are of a higher risk and are less likely to be accurately estimated or recovered than mineral reserves.

         Our reserves and resources are estimated by persons who are employees of the respective operating company for each of our operations under the supervision of our employees. These individuals are not "independent" for purposes of applicable securities legislation. We do not use outside sources to verify reserves or resources. The mineral reserve and resource figures incorporated in this prospectus are estimates based on the interpretation of limited sampling and subjective judgments regarding the grade, continuity and existence of mineralization, as well as the application of economic assumptions, including assumptions as to operating costs, foreign exchange rates and future metal prices. The sampling, interpretations or assumptions underlying any reserve or resource estimate may be incorrect, and the impact on mineral reserves or resources may be material. In addition, short term operating factors relating to the mineral reserves, such as the need for orderly development of ore bodies or the processing of new or different ores, may cause mineral reserve estimates to be modified or operations to be unprofitable in any particular fiscal period.

         There can be no assurance that the indicated amount of minerals will be recovered or that they will be recovered at the prices assumed for purposes of estimating reserves.

CURRENCY FLUCTUATIONS

         Our operating results and cash flow are affected by changes in the Canadian dollar exchange rate relative to the currencies of other countries. Exchange rate movements can have a significant impact on results as a significant portion of our operating costs are incurred in Canadian and other currencies and most revenues are earned in U.S. dollars. To reduce the exposure to currency fluctuations, we enter into limited foreign exchange contracts from time to time, but such hedges do not eliminate the potential that such fluctuations may have an adverse effect on us. In addition, foreign exchange contracts expose us to the risk of default by the counterparties to such contracts, which could have a material adverse effect on our business.

INTEREST RATE RISK

         Our exposure to changes in interest rates results from investing and borrowing activities undertaken to manage our liquidity and capital requirements. We have incurred indebtedness that bears interest at fixed and floating rates, and we have entered into interest rate swap agreements to effectively convert some fixed rate exposure to floating rate exposure. There can be no assurance that we will not be materially adversely affected by interest rate changes in the future. In addition, our use of interest rate swaps exposes us to the risk of default by the counterparties to such arrangements. Any such default could have a material adverse effect on our business.

ENVIRONMENT

         Environmental legislation affects nearly all aspects of our operations. Compliance with environmental legislation can require significant expenditures and failure to comply with environmental legislation may result in the imposition of fines and penalties, clean up costs arising out of contaminated properties, damages and the loss of important permits. Exposure to these liabilities arises not only from our existing operations, but from operations that have been closed or sold to third parties. Our historical operations have generated significant environmental contamination. There can be no assurances that we will at all times be in compliance with all environmental regulations or that steps to achieve compliance would not materially adversely affect our business.

         Environmental laws and regulations are evolving in all jurisdictions where we have activities. We are not able to determine the specific impact that future changes in environmental laws and regulations may have on our operations and activities, and our resulting financial position; however, we anticipate that capital expenditures and operating expenses will increase in the future as a result of the implementation of new and increasingly stringent environment regulation. Further changes in environmental laws, new information on existing environmental conditions or other events, including legal proceedings based upon such conditions or an inability to obtain necessary permits, could require increased financial reserves or compliance expenditures or otherwise have a material adverse effect on us. Changes in environmental legislation could also have a material adverse effect on product demand, product quality and methods of production and distribution.

ABORIGINAL TITLE CLAIMS

         Recent Canadian jurisprudence requires governments to consult with aboriginal peoples with respect to grants of mineral rights and the issuance or amendment of project authorizations. This may affect our ability to acquire within a reasonable time frame effective mineral titles in some parts of Canada, particularly British Columbia, in which aboriginal title is claimed. The risk of unforeseen aboriginal title claims also exists in foreign jurisdictions and also could affect existing operations as well as development projects and future acquisitions. These legal requirements may affect our ability to expand or transfer existing operations or to develop new projects.

FOREIGN ACTIVITIES

         Our business operates in a number of foreign countries where there are added risks and uncertainties due to the different economic, cultural and political environments. Some of these risks include nationalization and expropriation, social unrest and political instability, uncertainties in perfecting mineral titles, trade barriers and exchange controls and material changes in taxation. Further, developing country status or an unfavorable political climate may make it difficult for us to obtain financing for projects in some countries.

LEGAL PROCEEDINGS

         The nature of our business subjects us to numerous regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty. There can be no assurances that these matters will not have a material adverse effect on our business.

         We are subject to two potentially material legal proceedings: a citizens' suit brought by two members of the Colville Confederated Tribes to enforce a universal administrative order issued by the U.S. Environmental Protection Agency in relation to Lake Roosevelt; and a multi-jurisdictional, industry-wide investigation by competition authorities involving major copper concentrate producers, including HVC. These matters are described below.

         The Colville suit was brought pursuant to Section 310(a)(i) of the U.S. Superfund Statute (CERCLA) to enforce a unilateral administrative order issued by the U.S. Environmental Protection Agency (EPA) purporting to require Teck Cominco Metals to conduct a remedial investigation and feasibility study with respect to metal contamination in the sediments of the Upper Columbia River and Lake Roosevelt. The EPA issued the order shortly after breaking off negotiations with Teck Cominco Metals during which Teck Cominco Metals offered to fund human health and ecological studies, at an estimated cost of US$13 million, to address the possible impact of historical discharges from the Trail Metallurgical Operations in British Columbia. Both the Canadian government and the Company have the view that the EPA does not have jurisdiction to apply U.S. law in Canada. On November 11, 2004, the District Court for Eastern Washington State denied a motion by Teck Cominco Metals to dismiss the suit for want of jurisdiction. Teck Cominco Metals has petitioned for appeal of the decision to the 9th Circuit Court of Appeal.

         The Government of Canada and the Government of the United States are continuing to pursue a bilateral agreement to facilitate the studies and appropriate remediation to address environmental concerns about the area. Such an agreement could provide a basis under which Teck Cominco Metal's offer of funding for this work could be implemented.

         There can be no assurance that the offer by Teck Cominco Metals to fund the studies will resolve the matter, or that Teck Cominco Metal or its affiliates will not be faced with liability in relation to this matter. Until studies of the kind described above are completed, it is not possible to estimate the extent and cost, if any, of remediation that may be required.

         In an unrelated matter, Teck Cominco Metals, as the marketing agent for HVC, has responded to an order issued by the Federal Court of Canada pursuant to the Competition Act to produce documents relevant to the marketing of custom copper concentrates. We understand that this is part of an ongoing industry-wide investigation involving major copper concentrate producers commenced in Canada, the United States and Europe to determine whether there is evidence of a cartel agreement and related illegal practices concerning pricing, customer allocation and market sharing in the copper concentrate sector. We have been advised by the United States Department of Justice that it intends to close its investigation. There can be no assurance that the investigation will not result in further regulatory action against us or HVC in Canada or elsewhere or that we or HVC will not face prosecution or liability under the Act or otherwise in relation to the investigation. We can also offer no guidance or assurance as to the course of the ongoing investigation or when the ongoing investigation will be completed. We are cooperating in the continuing investigation.

                                   THE COMPANY

         Teck Cominco Limited was continued under the CANADA BUSINESS CORPORATIONS ACT in 1978. The company's head and registered office is located at Suite 600, 200 Burrard Street, Vancouver, British Columbia V6C 3L9.

         Teck Cominco is engaged primarily in the exploration for, and the development and production of, natural resources. We are a producer of zinc, coal, copper, gold, lead, as well as various specialty metals such as germanium and indium. We have interests in the following principal mining and processing operations:

     OPERATION                        COMMODITY                    JURISDICTION
    ---------------------------------------------------------------------------------
     Red Dog                          Zinc/Lead                    Alaska, USA
     Pend Oreille                     Zinc/Lead                  Washington, USA
     Trail                   Zinc/ Lead/Specialty Metals     British Columbia, Canada
     Elkview                            Coal                 British Columbia, Canada
     Fording River                      Coal                 British Columbia, Canada
     Greenhills                         Coal                 British Columbia, Canada
     Coal Mountain                      Coal                 British Columbia, Canada
     Line Creek                         Coal                 British Columbia, Canada
     Cardinal River                     Coal                     Alberta, Canada
     Antamina                        Copper/Zinc                       Peru
     Highland Valley              Copper/Molybdenum          British Columbia, Canada
     David Bell/Williams                Gold                     Ontario, Canada

         Our principal products are zinc concentrate, zinc metal, metallurgical coal and copper concentrate.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities to repay existing indebtedness outstanding from time to time and for general corporate purposes. We may invest funds that we do not immediately require in short-term marketable securities.

                                INTEREST COVERAGE

         Interest coverage ratios are included in this prospectus in accordance with Canadian disclosure requirements. They have been calculated on a consolidated basis using financial information prepared in accordance with Canadian generally accepted accounting principles and do not give pro forma effect to any offering of debt securities offered by this prospectus or to any change in indebtedness subsequent to the dates indicated below. For purposes of these calculations, reported net earnings have been increased by interest expense, and income and mining taxes. The interest coverage ratio is equal to net earnings, adjusted as described above, divided by interest expense. These ratios do not purport to be indicative of interest coverage ratios for any future period.

         The interest coverage ratio for the twelve-month period ended December 31, 2004 was 16.1 times interest expense. For the twelve-month period ended March 31, 2005, the interest coverage ratio was 19.6 times interest expense. Our earnings for the twelve month periods ended December 31, 2004 and March 31, 2005 before interest expense, income and mining taxes, depreciation and amortization amounted to approximately $1,258 million and $1,441 million, respectively, which amounted to 20.6 times and 24.4 times our interest expense for those periods, respectively.

         The interest coverage ratios calculated above exclude the interest charges relating to our exchangeable debentures due 2024. Our exchangeable debentures due 2024 are classified as a component of shareholders' equity and the interest, net of taxes, is charged directly to retained earnings. If our exchangeable debentures due 2024 had been accounted for in their entirety as debt for the purpose of calculating the above interest coverage ratios, the entire amount of the interest charge would have been reflected in the calculations.

         If our exchangeable debentures due 2024 had been accounted for as debt, the interest coverage ratio for the twelve-month period ended December 31, 2004 would have been 15.1. For the twelve month period ended March 31, 2005, the interest coverage ratio would have been 18.3 times interest expense. In addition, if our exchangeable debentures due 2024 had been accounted for as debt, the interest coverage ratios for the twelve-month period ended December 31, 2004 and March 31, 2005, calculated based on earnings before interest expense, income and mining taxes, depreciation and amortization would have amounted to 19.3 times and 22.9 times our interest expense for those periods, respectively.

                          DESCRIPTION OF SHARE CAPITAL

         We are authorized to issue an unlimited number of Class A common shares and Class B subordinate voting shares and an unlimited number of preference shares, issuable in series. As at March 4, 2005, there were issued and outstanding, 4,673,453 Class A common shares, 197,249,091 Class B subordinate voting shares and 790,000 Series 1 and 550,000 Series 2 preference shares.

         Class A common shares carry the right to 100 votes per share. Class B subordinate voting shares carry the right to one vote per share. Each Class A common share is convertible, at the option of the holder, into one Class B subordinate voting share. In all other respects, the Class A common shares and Class B subordinate voting shares rank equally.

         The attributes of the Class B subordinate voting shares contain so called "coattail provisions" which provide that, in the event that an offer (an "Exclusionary Offer") to purchase Class A common shares which is required to be made to all or substantially all holders thereof, is not made concurrently with an offer to purchase Class B subordinate voting shares on identical terms, then each Class B subordinate voting share will be convertible into one Class A common share. The Class B subordinate voting shares will not be convertible in the event that an Exclusionary Offer is not accepted by holders of a majority of the Class A common shares (excluding those shares held by the person making the Exclusionary Offer). If an offer to purchase Class A common shares does not, under applicable securities legislation or the requirements of any stock exchange having jurisdiction, constitute a "take-over bid" or is otherwise exempt from any requirement that such offer be made to all or substantially all holders of Class A common shares, the coattail provisions will not apply.

         The voting rights attached to Class B subordinate voting shares represent 29.68% of the aggregate voting rights attached to the Class A common shares and Class B subordinate voting shares.

         On April 27, 2005, we announced that we would pay an increased dividend of $0.40 per share on June 30, 2005 to holders of record of Class A common shares and Class B subordinate voting shares on June 15, 2005. Subject to changes in market conditions or our financial position, we contemplate paying a similar dividend on December 31, 2005.

         In November 2003, we issued 790,000 Series 1 and 550,000 Series 2 preference shares to replace certain preference shares issued by Teck Cominco Metals. These shares entitle the holders to receive dividends and redemptions based upon a rate of return index governed by world prices for lead and silver. The rate of return index to date has been insufficient to trigger any dividend or redemption. Based on foreseeable metal prices, these shares are expected to expire in March 2006 without any dividends or redemptions.

                         DESCRIPTION OF DEBT SECURITIES

         In this section, the words "company", "we", "us" and "our" refer only to Teck Cominco Limited and not to any of our subsidiaries or joint ventures. The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the series of debt securities offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under the trust indenture (the "indenture") dated as of September 12, 2002 entered into between the company and The Bank of New York, as trustee (the "trustee"). A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following statements with respect to the indenture and the debt securities are brief summaries of certain provisions of the indenture and do not purport to be complete. For a more complete description, including the definition of any terms used but not defined under this section, prospective investors should refer to the indenture. Whenever we refer to particular provisions of the indenture, those provisions are qualified in their entirety by reference to the indenture.

         We may from time to time issue debt securities and incur additional indebtedness otherwise than through the offering of debt securities pursuant to this prospectus.

GENERAL

         The indenture does not limit the aggregate principal amount of debt securities (which may include debentures, notes or other evidences of indebtedness) which may be issued thereunder. It provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies, including composite currencies. Special Canadian and United States federal income tax considerations applicable to any debt securities so denominated will be described in the prospectus supplement relating thereto. The debt securities offered pursuant to this prospectus will be limited to US$1,000,000,000 (or the equivalent in other currencies) aggregate principal amount. Unless otherwise indicated in the applicable prospectus supplement, the indenture also permits the company to increase the principal amount of any series of debt securities previously issued and to issue such increased principal amount.

         The terms of the debt securities we may offer may differ from the general information provided below. In particular, certain covenants described below may not apply to certain debt securities we may offer under the indenture. We may issue debt securities with terms different from those of debt securities previously issued under the indenture.

         The applicable prospectus supplement will set forth the specific terms relating to the debt securities of the series being offered and may include, without limitation, any of the following:

         o   the specific designation of the offered securities;

         o   the aggregate principal amount of the offered securities;

         o the extent and manner, if any, to which payment on or in respect of the offered securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

         o the percentage or percentages of principal amount at which the offered securities will be issued;

         o the date or dates, if any, on which the offered securities will mature and the portion (if less than all of the principal amount) of the offered securities to be payable upon declaration of acceleration of maturity;

         o the rate or rates per annum (which may be fixed or variable) at which the offered securities will bear interest, if any, the date or dates from which any such interest will accrue (or the method by which such date or dates will be determined) and the dates on which any such interest will be payable and the regular record dates for any interest payable on the offered securities;

         o any mandatory or optional redemption or sinking fund or analogous provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the offered securities may be redeemed or purchased at the option of the company or otherwise;

         o whether the offered securities will be issuable in whole or in part in the form of one or more registered global securities ("registered global securities") and, if so, the identity of the depositary for such registered global securities;

         o the denominations in which registered debt securities ("registered securities") will be issuable, if other than denominations of US$1,000 and any integral multiple thereof;

         o each place where the principal of and any premium and interest on the offered securities will be payable and each place where the offered securities may be presented for registration of transfer or exchange;

         o if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered securities are denominated and/or in which the payment of the principal of and any premium and interest on the offered securities will or may be payable;

         o any index formula or other method pursuant to which the amount of payments of principal of, and any premium and interest on, the offered securities will or may be determined;

         o whether and under what circumstances we will pay Additional Amounts (as defined below under "- PAYMENT OF ADDITIONAL AMOUNTS") on the offered securities in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the offered securities rather than pay the Additional Amounts (and the terms of any such option);

         o the terms and conditions, if any, on which the debt securities may be convertible into or exchangeable for any other of our securities or securities of other entities;

         o whether the payment of the offered securities will be guaranteed by any other person;

         o whether the offered securities will have the benefit of any security interest created pursuant to the terms of the indenture; and

         o any other terms of the offered securities, including covenants and events of default which apply solely to the offered securities, or any covenants or events of default generally applicable to the debt securities which are not to apply to the offered securities.

         Unless otherwise indicated in the applicable prospectus supplement, the indenture does not afford the holders the right to tender debt securities to the company for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change in control of the company.

         Our debt securities may be issued under the indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the prospectus supplement relating thereto.

         Unless otherwise specified in the applicable prospectus supplement, upon completion of an offering of debt securities ("offered debt securities"), we will advance the proceeds of such offering to our subsidiary, Teck Cominco Metals Ltd. ("Cominco"), and Cominco will issue us a note (a "Cominco note") in the amount of such proceeds. The principal amount of such Cominco note, plus (i) accrued and unpaid interest thereon at least equal to accrued and unpaid interest on the applicable offered debt securities and (ii) other monetary obligations payable pursuant to the Cominco note, will become due and payable on demand by us or, upon an event of default under the indenture, on demand by us or our assignee. Any Cominco notes issued will be pledged in favor of the trustee for the benefit of the holders of the applicable offered debt securities. A breach under the collateral documents relating to any such pledge will be an event of default under the indenture. It will also be an event of default under the indenture if at any time following the termination of the collateral documents relating to any such pledge:

         o Cominco or any successor thereto which has assumed Cominco's obligations under any such pledge has been, for a period of not less than 30 consecutive days, the primary obligor or guarantor with respect to Indebtedness (as defined below under "- CERTAIN COVENANTS") in an aggregate amount which exceeds 10% of Consolidated Net Tangible Assets (as defined below under "- CERTAIN COVENANTS");

         o we have not, within such 30 day period, created a security interest in favor of the trustee in another note or evidence of Indebtedness issued to us by Cominco or such successor in the same principal amount and substantially similar to such collateral documents that ranks equally and ratably with unsecured and unsubordinated Indebtedness of Cominco or such successor; and

         o on the 30th day of such 30 day period Cominco or such successor was a Subsidiary (as defined below under "- Certain Covenants").

         As a result, for so long as this intercompany arrangement and pledge are in place, upon the occurrence of an event of default under the indenture, the trustee on behalf of the holders of the applicable offered debt securities will have the right to make a demand on the Cominco note and will have a claim against Cominco in an amount equal to the amount due under the applicable offered debt securities. Therefore, the applicable offered debt securities will in effect rank equally and ratably with any unsecured and unsubordinated debt issued or guaranteed by Cominco.

RANKING AND OTHER INDEBTEDNESS

         Except as indicated herein or in the applicable prospectus supplement, the debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated Indebtedness from time to time outstanding. The debt securities will be effectively subordinated to all Indebtedness and other liabilities of our subsidiaries (other than those of Cominco so long as the pledge of the Cominco note remains in place) and subordinated to all secured Indebtedness and other secured liabilities of Cominco to the extent of the assets securing such Indebtedness and other liabilities. At March 31, 2005, the aggregate amount of the Indebtedness and trade payables of our subsidiaries (other than Cominco) and the secured Indebtedness of Cominco was approximately $73 million. In addition, Compania Minera Antamina S.A., in which we have a 22.5% interest, had outstanding at March 31, 2005, US$738 million of secured indebtedness and US$70 million of trade payables and current taxes, our proportionate share of which is reflected in our consolidated balance sheet. Elk Valley Coal Partnership, in which we have a 39% partnership interest, has given an unsecured guarantee of up to $400 million of indebtedness of Fording Inc., which guarantee is limited in recourse against us to the assets of Elk Valley Coal Partnership. The debt securities will be effectively subordinated to the obligations of Elk Valley Coal Partnership under this guarantee.

PLEDGE TERMINATION

         Under the circumstances set forth below, we may terminate the pledge of a Cominco note.

         If we elect to terminate the pledge of a Cominco note, we are obligated to notify each debt rating agency known to us which has assigned a rating to the applicable offered debt securities and which is designated by the SEC as a "Nationally Recognized Statistical Rating Organization" (a "Participating NRSRO") and the trustee of our intention to exercise our option to terminate the pledge of such Cominco note at least 45 days prior to the proposed date of such termination (the "Release Date"). In order to effect the termination of the pledge of a Cominco note, on the proposed Release Date we are obligated to deliver to the trustee an officers' certificate stating that we have satisfied each of the conditions listed below.

         After delivery of such officers' certificate, we may, at our option and without the consent of the holders of the applicable offered debt securities, permanently terminate the pledge of a Cominco note, provided that at the time of such termination:

         o Cominco shall not be the primary obligor or guarantor with respect to any Indebtedness, other than Indebtedness which in the aggregate does not exceed an amount equal to 10% of Consolidated Net Tangible Assets;

         o the rating assigned to the applicable offered debt securities by at least two Participating NRSRO's (or if there is only one Participating NRSRO, by that one Participating NRSRO) is within one of the ratings categories assigned by them designating "investment grade" corporate debt securities;

         o at least two Participating NRSRO's (or if there is only one Participating NRSRO, that one Participating NRSRO) have affirmed that the rating assigned by them to the applicable offered debt securities shall not be downgraded as a result of the termination of the pledge, or notice thereof; and

         o no default or event of default has occurred and is continuing under the indenture.

FORM, DENOMINATION, EXCHANGE AND TRANSFER

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of US$1,000 or any integral multiple thereof. Debt securities may be presented for exchange and registered securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. The company has appointed the trustee as security registrar.

PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and any premium and interest on registered securities (other than registered global securities) will be made at the office or agency of the trustee, at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Global Finance Unit, to the persons in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.

REGISTERED GLOBAL SECURITIES

         The registered securities of a particular series may be issued in the form of one or more registered global securities which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

         The specific terms of the depositary arrangement with respect to any portion of a particular series of debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such series. The company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a registered global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of such persons having accounts with such depositary or its nominee ("participants") as will be designated by the underwriters, investment dealers or agents participating in the distribution of such debt securities, or by the company if such debt securities are offered and sold directly by the company. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

         So long as the depositary for a registered global security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a registered global security will not be entitled to have debt securities of the series represented by such registered global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

         Principal, premium, if any, and interest payments on a registered global security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such registered global security. None of the company, the trustee or any paying agent for debt securities of the series represented by such registered global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such registered global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         We expect that the depositary for a registered global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such registered global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

         If the depositary for a registered global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and no successor depositary is appointed within 90 days after we receive notice or become aware of such condition, we will issue registered securities of such series in definitive form in exchange for such registered global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more registered global securities and, in such event, will issue registered securities of such series in definitive form in exchange for all of the registered global securities representing debt securities of such series.

CERTAIN COVENANTS

         Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.

         "Attributable Debt" means as to any particular lease under which any person is liable at the time as lessee, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equivalent to the rate inherent in such lease (as determined by our board of directors) compounded semi-annually, excluding amounts required to be paid on account of or attributable to operating costs and overhead charges and including, in certain circumstances, any termination penalty in the case of a lease terminable by the lessee.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt); and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of Teck Cominco and computed in accordance with GAAP.

         "Funded Debt", means as applied to any person, all Indebtedness created or assumed by such person maturing after, or renewable or extendable at the option of such person beyond, 12 months from the date of creation thereof.

         "GAAP" means generally accepted accounting principles in Canada in effect from time to time, unless the person's most recent audited or quarterly financial statements are not prepared in accordance with generally accepted accounting principles in Canada, in which case "GAAP" will mean generally accepted accounting principles in the United States in effect from time to time.

         "Indebtedness" means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

         "Mortgage" means any mortgage, deed of trust, pledge, hypothec, lien, encumbrance, charge or security interest of any kind.

         "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal Property" means the interest of Teck Cominco or any Restricted Subsidiary in (1) the property located near Marathon, Ontario, Canada, known as the "Williams mine", the property located near Marathon, Ontario, Canada, known as the "David Bell mine", the property located near Kamloops, British Columbia, Canada, known as the "Highland Valley copper mine" and the property located near Kotzebue, Alaska, U.S.A., known as the "Red Dog mine"; and (2) any (a) mineral property or (b) manufacturing or processing plant, building, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the indenture or thereafter acquired or constructed by Teck Cominco or any Restricted Subsidiary, which, in the case of the items enumerated in each of 2(a) and 2(b) above, is located in Canada or the United States or its territories or possessions, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount which exceeds 10% of Consolidated Net Tangible Assets, except any such mineral property, plant, building, structure, dam or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Teck Cominco by resolution declares is not of material importance to the total business conducted by Teck Cominco and its Restricted Subsidiaries considered as one enterprise.

         "Restricted Subsidiary" means (1) any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within Canada or the United States or its territories or possessions; and (b) which owns or leases a Principal Property; and (2) any Subsidiary engaged primarily in the business of owning or holding securities of Restricted Subsidiaries; provided that the term "Restricted Subsidiary" will not include any Subsidiary the principal assets of which are stock or Indebtedness of persons which conduct substantially all of their business outside Canada or the United States or its territories or possessions.

         "Sale and Leaseback Transactions" mean any arrangement with a bank, insurance company or other lender or investor (other than Teck Cominco or a Restricted Subsidiary) providing for the leasing by Teck Cominco or any such Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred, more than 120 days after the later of the acquisition, completion of construction or commencement of full operation thereof by Teck Cominco or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

         "Shareholders' Equity" means the aggregate amount of shareholders' equity of Teck Cominco as shown on the most recent audited annual consolidated balance sheet of Teck Cominco and computed in accordance with GAAP.

         "Subsidiary" means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by or for Teck Cominco and/or one or more Subsidiaries of Teck Cominco.

NEGATIVE PLEDGE

         We have covenanted under the indenture that for so long as any of our debt securities under the indenture are outstanding, and subject to the provisions of the indenture, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Mortgage on or over any Principal Property now owned or hereafter acquired by Teck Cominco or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Teck Cominco or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto the debt securities then outstanding under the indenture (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created) are secured equally and rateably with (or prior to) any and all such Indebtedness for so long as such Indebtedness is so secured by such Mortgage; PROVIDED, HOWEVER, such negative pledge will not apply to or operate to prevent or restrict the following permitted encumbrances:

         (1) any Mortgage on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

         (2) any Mortgage on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Teck Cominco or a Restricted Subsidiary, whether or not assumed by Teck Cominco or such Restricted Subsidiary; PROVIDED that no such Mortgage will extend to any other Principal Property of Teck Cominco or any Restricted Subsidiary;

         (3) any Mortgage on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property) hereafter acquired, developed, expanded or constructed by Teck Cominco or any Restricted Subsidiary to secure the payment of all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Teck Cominco or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon) created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; PROVIDED that no such Mortgage will extend to any other Principal Property of Teck Cominco or a Restricted Subsidiary other than, in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

         (4) any Mortgage on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Teck Cominco or to another Restricted Subsidiary;

         (5) any Mortgage on any Principal Property of Teck Cominco to secure Indebtedness owing by it to a Restricted Subsidiary;

         (6) any Mortgage on any Principal Property or other assets of Teck Cominco or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

         (7) any Mortgage on any Principal Property or other assets of Teck Cominco or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Mortgages, PROVIDED that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Mortgage will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Mortgage extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness; or

         (8) any Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Teck Cominco or any Restricted Subsidiary, which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Mortgages on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Indebtedness secured by Mortgages permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions entered into after the date of the indenture (not including Attributable Debt in respect of any such Sale and Leaseback Transactions the proceeds of which are applied as set forth below under "- LIMITATION ON SALE AND LEASEBACK TRANSACTIONS") would not then exceed 10% of Consolidated Net Tangible Assets.

         For purposes of the foregoing and the covenant below entitled "- LIMITATION ON SALE AND LEASEBACK TRANSACTIONS", the giving of a guarantee which is secured by a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness which existed prior to the creation of such Mortgage, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Mortgage but the amount of Indebtedness secured by Mortgages on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Mortgage securing the same.

         The following types of transactions will not be deemed to be Mortgages securing Indebtedness: any acquisition by Teck Cominco or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; any conveyance or assignment whereby Teck Cominco or any Restricted Subsidiary conveys or assigns to any person or persons an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; or any Mortgage upon any property or assets owned or leased by Teck Cominco or any Restricted Subsidiary or in which Teck Cominco or any Restricted Subsidiary owns an interest to secure to the person or persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such person or persons of Teck Cominco's or the Restricted Subsidiary's proportionate part of such development or operating expense; provided that such Mortgage does not extend beyond such property or assets and that the principal amount of any Indebtedness secured thereby does not exceed the amount of such expenses.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         Sale and Leaseback Transactions by Teck Cominco or any Restricted Subsidiary of any Principal Property are prohibited by the indenture unless (1) such transaction involves a lease or right to possession or use for a temporary period not to exceed three years following such transaction, by the end of which it is intended that the use of such property by the lessee will be discontinued; or (2) immediately prior to the entering into of such transaction, Teck Cominco or such Restricted Subsidiary could create a Mortgage on such Principal Property securing Indebtedness in an amount equal to the Attributable Debt with respect to the particular Sale and Leaseback Transaction; or (3) the proceeds of such transaction (a) are equal to or greater than the fair market value (as determined by our board of directors) of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction and
(b) within 180 days after such transaction, are applied to either the payment of all or any part of the purchase price, cost of acquisition, cost of development, cost of expansion or cost of construction of a Principal Property or cost of improvements or additions to improvements thereon or the prepayment (other than mandatory prepayment) of Funded Debt of Teck Cominco or a Restricted Subsidiary (other than Funded Debt held by Teck Cominco or any Restricted Subsidiary).

CONSOLIDATION, AMALGAMATION AND MERGER AND SALE OF ASSETS

         We may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

         o the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, statutory arrangement or other transaction would not impair the rights of the holders of the debt securities under the indenture, in any other country, provided that if such successor person is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, the successor person assumes our obligations under the debt securities and the indenture to pay Additional Amounts (as defined below under "- PAYMENT OF ADDITIONAL AMOUNTS"), and, in connection therewith, for purposes of the provisions described in "- PAYMENT OF ADDITIONAL AMOUNTS" and "- TAX REDEMPTION" below, the name of such successor jurisdiction is added with Canada in each place that Canada appears therein;

         o the successor person expressly assumes or assumes by operation of law all of our obligations under our debt securities and under the indenture;

         o immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

         o    certain other conditions are met.

         If, as a result of any such transaction, any of our Principal Properties become subject to a Mortgage, then, unless such Mortgage could be created pursuant to the indenture provisions described under "- NEGATIVE PLEDGE" above without equally and ratably securing our debt securities, we, simultaneously with or prior to such transaction, will cause our debt securities to be secured equally and ratably with or prior to the Indebtedness secured by such Mortgage.

PAYMENT OF ADDITIONAL AMOUNTS

         Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to any series of our debt securities issued under the indenture will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities issued under the indenture, we will pay to each holder of such debt securities as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a debt securities holder (such holder, an "Excluded Holder"):

         o with which we do not deal at arm's length (for the purposes of the INCOME TAX ACT (Canada)) at the time of the making of such payment;

         o which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder;

         o which is subject to such Canadian Taxes by reason of the debt securities holder's failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

         o which is subject to such Canadian Taxes because the debt securities holder is not entitled to the benefit of an applicable treaty by reason of the legal nature of such holder.

         We will also:

         o    make such withholding or deduction; and

         o remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

         We will furnish to the holders of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

         We will indemnify and hold harmless each holder of debt securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount (excluding any Additional Amounts that have previously been paid by us) of:

         o any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the debt securities;

         o any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

         o any Canadian Taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian Taxes on such holder's net income.

         Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

TAX REDEMPTION

         Unless otherwise specified in the applicable prospectus supplement, a series of our debt securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

         o as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts; or

         o on or after the date of this prospectus, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series, and, in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us.

         In the event that we elect to redeem a series of our debt securities pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee an officers' certificate, signed by two authorized officers, stating that we are entitled to redeem such series of our debt securities pursuant to their terms.

         Notice of intention to redeem such series of our debt securities will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

PROVISION OF FINANCIAL INFORMATION

         We will file with the trustee, within 15 days after we file them with the SEC, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

         o within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F, Form 40-F or Form 10-K as applicable (or any successor form); and

         o within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form) which, regardless of applicable requirements will, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not we have any of our securities listed on such exchange.

Such information will be prepared in accordance with Canadian disclosure requirements and GAAP; PROVIDED, HOWEVER, that we will not be obligated to file such report with the SEC if the SEC does not permit such filings.

EVENTS OF DEFAULT

         The following are summaries of events of default under the indenture with respect to debt securities of any series:

         o default in the payment of any interest on any debt securities of that series when such interest becomes due and payable, and such default is continued for 30 days;

         o default in the payment of the principal of (or premium, if any, on) any debt securities of that series when it becomes due and payable;

         o default in the performance, or breach, of any of the covenants of the company in the indenture in respect of the debt securities of that series and described above under "- CONSOLIDATION, AMALGAMATION AND MERGER AND SALE OF ASSETS";

         o default in the performance, or breach, of any other covenant of the company in the indenture in respect of the debt securities of that series, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

         o if an event of default (as defined in any indenture or instrument under which we or one of our Restricted Subsidiaries has at the time of the indenture or will thereafter have outstanding any Indebtedness) has occurred and is continuing, or Teck Cominco or any Restricted Subsidiary has failed to pay principal amounts with respect to such Indebtedness at maturity and such event of default or failure to pay has resulted in Indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$50,000,000 and 2% of our Shareholders' Equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the "accelerated indebtedness"), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for purposes of the indenture governing our debt securities until 30 days after such Indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our Restricted Subsidiaries, it will not be considered an event of default for purposes of the indenture governing our debt securities; or (B) if such accelerated indebtedness is recourse to us or our Restricted Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default will be applicable together with an additional seven days before being considered an event of default for purposes of the indenture;

         o    certain events of bankruptcy, insolvency or reorganization occur;

         o certain events of default concerning the collateral documents relating to the pledge described above under "- GENERAL"; and

         o any other events of default provided with respect to debt securities of that series.

         If an event of default with respect to any series of the debt securities occurs and is continuing, unless the principal amount of all of the debt securities of that series will have already become due and payable, the trustee may, in its discretion, and will upon request in writing made by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such affected series, declare by written notice to us as provided in the indenture, the principal amount of all debt securities of such affected series and all accrued interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such declaration.

         Except in cases of default where the trustee is required to exercise those rights and powers vested in it by the indenture, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, the trustee is not required to take any action under the indenture at the request of any holders of the debt securities unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee (called an "indemnity"). If such indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee and these majority holders may also direct the trustee to perform or exercise any trust or power granted to the trustee under the indenture with respect to the debt securities.

         No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee or for any other remedy thereunder, unless:

         (1) such holder has previously given to the trustee written notice that an event of default has occurred with respect to the debt securities of such series;

         (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series make a written request that the trustee take action because of the default, and such holder or holders offer an indemnity satisfactory to the trustee against the cost and other liabilities of taking that action; and

         (3) the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and has failed to take any action for 60 days after receipt of the above notice, request and direction.

         However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of, or any premium, if any, or interest on such debt securities on or after the applicable due date specified in such debt securities.

         The trustee may withhold notice of any continuing default from the holders of the debt securities (except a default in the payment of principal (or premium, if any) or interest, if any, if it determines in good faith that withholding notice is in the interest of the holders.

         Every year we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or, if not, specifying any known default.

MODIFICATION AND WAIVER

         Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series:

         o change the stated maturity of the principal of (or premium, if any) or any installment of interest, if any, on any debt security;

         o change any of our obligations to pay Additional Amounts (except under certain circumstances provided in the indenture);

         o reduce the principal amount of (or premium, if any), or rate of interest, if any, on any debt security;

         o reduce the amount of principal of a debt security payable upon acceleration of the maturity thereof or the amount thereof provable in bankruptcy or adversely affect any right of repayment at the option of any holder of debt securities;

         o    change the place of payment;

         o change the currency of payment of principal of (or premium, if any) or interest, if any, on any debt security;

         o adversely affect any right to convert or exchange any debt security;

         o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

         o reduce the voting or quorum requirements relating to meetings of holders of debt securities;

         o reduce the percentage of aggregate principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the applicable indenture provisions or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

         o modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults of covenants except as otherwise specified in the indenture.

         The holders of a majority in principal amount of our outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The indenture or the debt securities may be amended or supplemented, without the consent of any holder of such debt securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that would not adversely affect any holder of such debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

         Unless otherwise specified in the applicable prospectus supplement, the indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of an officer of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding debt securities of such series (hereinafter referred to as a "defeasance") (except with respect to the authentication, transfer, exchange or replacement of our debt securities or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:

         o we have delivered to the trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         o we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada);

         o no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default will have occurred and be continuing on the date of such deposit;

         o we are not an "insolvent person" within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         o    other customary conditions precedent are satisfied.

         We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

         The indenture provides that, at our option, unless and until we have exercised our defeasance option described above, we may omit to comply with the covenants described under "- NEGATIVE PLEDGE" and "- LIMITATION ON SALE AND LEASEBACK TRANSACTIONS", and certain aspects of the covenant described under "- CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS" and certain other covenants and such omission will not be deemed to be an event of default under the indenture and our outstanding debt securities upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of an officer of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding debt securities (hereinafter referred to as "covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

         o we have delivered to the trustee an opinion of counsel in the United States to the effect that the holders of our outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         o we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the holders of our outstanding debt securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of our outstanding debt securities include holders who are not resident in Canada);

         o no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default will have occurred and be continuing on the date of such deposit;

         o we are not an "insolvent person" within the meaning of the BANKRUPTCY AND INSOLVENCY ACT (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         o    other customary conditions precedent are satisfied.

GOVERNING LAW

         The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

CONSENT TO SERVICE

         Under the indenture, Teck Cominco has irrevocably appointed CT Corporation System, 111 - 8th Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DISCHARGE OF THE INDENTURE

         We may satisfy and discharge our obligations under the indenture with respect to the debt securities by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent, after the debt securities have become due and payable, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding debt securities and pay all other sums payable under the indenture by us.

ENFORCEABILITY OF JUDGMENTS

         We are incorporated under and governed by the laws of Canada. Many of our assets are located outside the United States and most of our directors and officers and some of the experts named in this prospectus are not residents of the United States. As a result, it may be difficult for you to effect service within the United States upon us and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers or experts under the United States federal securities laws. We have been advised by our Canadian counsel, Lang Michener LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments in United States courts, of civil liabilities predicated upon United States federal securities laws.

                         CERTAIN INCOME TAX CONSEQUENCES

         The applicable prospectus supplement will describe to an investor who is a non-resident of Canada certain Canadian federal income tax consequences of acquiring any securities offered thereunder, including whether the payments of principal, premium (if any) and interest will be subject to Canadian non-resident withholding tax. The applicable prospectus supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

                              PLAN OF DISTRIBUTION

         We may sell the securities to or through underwriters or dealers, and also may sell the securities to one or more other purchasers directly or through agents.

         The applicable prospectus supplement will set forth the terms of the offering relating to the particular securities, including, to the extent applicable, the name or names of any underwriters or agents, the initial public offering price or prices of the offered securities, the proceeds to us from the sale of the offered securities, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

         The securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

         In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting commissions under the U.S. Securities Act of 1933, as amended (the "Securities Act").

         If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as the company's agents to solicit offers by certain institutions to purchase the offered securities directly from the company pursuant to contracts providing for payment and delivery on a future date. Such contracts will be subject only to the conditions set forth in such prospectus supplement, which will also set forth the commission payable for solicitation of such contracts.

         Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers, or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

         The securities will not be qualified for sale under the securities laws of Canada or any province or territory of Canada, unless the applicable prospectus supplement indicates otherwise with respect to the offered securities, and may not be offered or sold, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada. Each underwriter and each dealer participating in the distribution of offered securities will agree that, unless the applicable prospectus supplement indicates otherwise, it will not, directly or indirectly, offer, sell or deliver any such offered securities purchased by it in connection with such distribution, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

         Each series of debt securities will be a new issue of debt securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement relating to a series of debt securities, the debt securities will not be listed on any securities exchange or automated quotation system and you may not be able to resell the debt securities purchased. Certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for the debt securities of any series.

                                  LEGAL MATTERS

         Unless otherwise specified in the applicable prospectus supplement, certain matters of Canadian law will be passed upon for the company by Lang Michener LLP, Toronto and Vancouver, Canada. Certain matters of United States law will be passed upon for the company by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. In addition, certain matters of United States law will be passed upon for the underwriters by Shearman & Sterling LLP, Toronto, Canada.

         The partners and associates of Lang Michener LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP and the individuals named under the heading "Experts" as a group beneficially own, directly and indirectly, less than 1% of our securities of any class.

                                     EXPERTS

         Our consolidated financial statements for the years ended December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004 have been incorporated herein by reference in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The statements as to our mineral reserves and resources which appear in our Annual Information Form for the year ended December 31, 2004 have been incorporated by reference herein upon the authority of the following experts:
William P. Armstrong, P.Eng, and Dan Gurtler, AIMM, and Colin McKenny, P.Geol., each of whom has acted as a Qualified Person in connection with the estimates of reserves and resources presented in this prospectus. Mr. Armstrong is an employee of the company. Mr. McKenny is an employee of Elk Valley Coal Partnership, of which the company is the managing partner. Mr. Gurtler is an employee of Compania Minera Antamina S.A., in which the company holds a 22.5% share interest. Messrs. Armstrong, Gurtler and McKenny hold beneficially, directly or indirectly, less than 1% of any class of the company's securities.

              DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

         The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

         o the documents listed under "Where You Can Find More Information" in this prospectus;

         o    the consent of our independent accountants PricewaterhouseCoopers
              LLP;

         o    the consent of our Canadian counsel, Lang Michener LLP;

         o the consents of William P. Armstrong, P. Eng., an employee of Teck Cominco, Dan Gurtler, AIMM, an employee of Compania Minera Antamina S.A., and Colin McKenny, P. Geol., an employee of Elk Valley Coal Partnership;

         o    powers of attorney from directors and officers of Teck Cominco;

         o the trust indenture dated as of September 12, 2002 relating to the debt securities and the form of Cominco note and pledge agreement relating thereto;

         o    statement of eligibility of the trustee on Form T-1; and

         o    interest coverage ratios.

                                     PART II

                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION

         Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), Teck Cominco Limited (the "Registrant") may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and they fulfill the conditions set out above. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

         The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate) and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The by-laws of the Registrant also provide that the Registrant shall also indemnify such a person in such other circumstances as the CBCA permits or requires.

         The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any person referred to in the foregoing paragraph. The Registrant has purchased third party director and officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

3.1*         Interest coverage calculations.

4.1 Annual Information Form dated March 22, 2005 for the year ended December 31, 2004 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1, 2005).

4.2 Audited comparative consolidated financial statements, and the related notes thereto, as at and for the years ended December 31, 2004 and 2003 and the Auditors' Report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1, 2005).

4.3 Management's Discussion and Analysis of Financial Position and Operating Results of the Registrant for the year ended December 31, 2004 (incorporated by reference to the Registrants' Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1,
             2005).

4.4 Management Proxy Circular dated March 4, 2005 in connection with the Annual Meeting of Shareholders to be held on April 27, 2005 (other than the sections entitled "Statement of Corporate Governance Practices," "Statement of Executive Compensation" and "Share Performance Graph") (incorporated by reference to the Registrant's Report on Form 6-K as filed with the Securities and Exchange Commission on March 31, 2005).

4.5 Unaudited interim comparative consolidated financial statements for the three months ended March 31, 2005 and 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on April 27, 2005).

4.6 Management's Discussion and Analysis for the three months ended March 31, 2005 and March 31, 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on April 27, 2005).

4.7 Supplementary information required under U.S. GAAP as at December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on June 15, 2005).

5.1**        Consent of PricewaterhouseCoopers LLP.

5.2*         Consent of Lang Michener LLP.

5.3**        Consent of William P. Armstrong, P. Eng.


---------------
*  Previously filed.

** Filed herewith.

                                    EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

5.4**        Consent of Dan Gurtler, AIMM.

5.5**        Consent of Colin McKenny, P. Geol.

6.1*         Power of Attorney.

7.1 Trust indenture dated as of September 12, 2002 by and between Teck Cominco Limited and The Bank of New York, as Trustee (the form of which is incorporated by reference to the Registrant's Registration Statement on Form F-9, filed with the Securities and Exchange Commission on July 15, 2002 (Registration No. 333-92116)).

7.2**        Statement of Eligibility of the Trustee on Form T-1.




---------------
*  Previously filed.

** Filed herewith.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.


ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrent with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of process of the Registrants shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver in the Province of British Columbia, Canada, on June 23, 2005.

                                               TECK COMINCO LIMITED


                                               By: /s/ John G. Taylor
                                                   ----------------------
                                                   Name:  John G. Taylor
                                                  Title:  Senior Vice President,
                                                          Finance and Chief
                                                          Financial Officer.



                           SIGNATURES WITH RESPECT TO
                              TECK COMINCO LIMITED

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                DATE


              *
------------------------------      Chairman and Director                June 23, 2005
Norman B. Keevil


              *
------------------------------      Chief Executive Officer,             June 23, 2005
Donald R. Lindsay                   President and Director


              *
------------------------------      Senior Vice President, Finance       June 23, 2005
John G. Taylor                      and Chief Financial Officer


              *
------------------------------      Deputy Chairman and Director         June 23, 2005
Robert J. Wright


              *
------------------------------      Director                             June 23, 2005
David A. Thompson


              *
------------------------------      Director                             June 23, 2005
J. Brian Aune

Signature                           Title                                Date


              *
------------------------------      Director                             June 23, 2005
Lloyd I. Barber


              *
------------------------------      Director                             June 23, 2005
Jalynn H. Bennett


              *
------------------------------      Director                             June 23, 2005
Hugh J. Bolton


              *
------------------------------      Director                             June 23, 2005
Masayuki Hisatsune


              *
------------------------------      Director                             June 23, 2005
Norman B. Keevil III


              *
------------------------------      Director                             June 23, 2005
Takuro Mochihara


              *
------------------------------      Director                             June 23, 2005
Warren S.R. Seyffert


              *
------------------------------      Director                             June 23, 2005
Keith E. Steeves


              *
------------------------------      Director                             June 23, 2005
Chris M.T. Thompson



* By: /s/ John G. Taylor
      -------------------------
      John G. Taylor
      Attorney-in-Fact
      June 23, 2005

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, Teck Cominco American Incorporated as the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Teck Cominco Limited in the United States, in the City of Spokane, State of Washington on June 23, 2005.


                                             TECK COMINCO AMERICAN INCORPORATED


                                             By: /s/ C. Bruce DiLuzio
                                                 ----------------------------
                                                 Name:  C. Bruce DiLuzio
                                                 Title: Vice President, Law
                                                        and Administration

                                    EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

3.1*         Interest coverage calculations.

4.1 Annual Information Form dated March 22, 2005 for the year ended December 31, 2004 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1, 2005).

4.2 Audited comparative consolidated financial statements, and the related notes thereto, as at and for the years ended December 31, 2004 and 2003 and the Auditors' Report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1, 2005).

4.3 Management's Discussion and Analysis of Financial Position and Operating Results of the Registrant for the year ended December 31, 2004 (incorporated by reference to the Registrants' Annual Report on Form 40-F/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 1,
             2005).

4.4 Management Proxy Circular dated March 4, 2005 in connection with the Annual Meeting of Shareholders to be held on April 27, 2005 (other than the sections entitled "Statement of Corporate Governance Practices," "Statement of Executive Compensation" and "Share Performance Graph") (incorporated by reference to the Registrant's Report on Form 6-K as filed with the Securities and Exchange Commission on March 31, 2005).

4.5 Unaudited interim comparative consolidated financial statements for the three months ended March 31, 2005 and 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on April 27, 2005).

4.6 Management's Discussion and Analysis for the three months ended March 31, 2005 and March 31, 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on April 27, 2005).

4.7 Supplementary information required under U.S. GAAP as at December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004 (incorporated by reference to the Registrants' Report on Form 6-K, as filed with the Securities and Exchange Commission on June 15, 2005).

5.1**        Consent of PricewaterhouseCoopers LLP.

5.2*         Consent of Lang Michener LLP.

5.3**        Consent of William P. Armstrong, P. Eng.


---------------
*  Previously filed.

** Filed herewith.

                                    EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

5.4**        Consent of Dan Gurtler, AIMM.

5.5**        Consent of Colin McKenny, P. Geol.

6.1*         Power of Attorney.

7.1 Trust indenture dated as of September 12, 2002 by and between Teck Cominco Limited and The Bank of New York, as Trustee (the form of which is incorporated by reference to the Registrant's Registration Statement on Form F-9, filed with the Securities and Exchange Commission on July 15, 2002 (Registration No. 333-92116)).

7.2**        Statement of Eligibility of the Trustee on Form T-1.




---------------
*  Previously filed.

** Filed herewith.